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                                                                  EXHIBIT 10.6

                             SHAREHOLDER AGREEMENT


     The Parties to this agreement are Robert Burch, John Colaianne, Lawrence
R. Garon, Jay J. Hansen, Hilsel Investment Company Limited Partnership, Donald Holton, Lawrence S. Lax, Steve Lord, Robert H. Orley, Gregg L. Orley, David T. Provost, Anton Rizzardi, Thomas L. Saeli and Rex E. Schlaybaugh, Jr. (individually a "Shareholder" and collectively the "Shareholders").

     This agreement applies to all shares of the common stock in BMG-MI, Inc., a Michigan corporation (the "Corporation") that a Shareholder now owns or later acquires (the "Shares").

      1. Restriction on Transfer. A Shareholder may not transfer any Shares without first complying with the provisions of this Agreement.

      "Shareholder" includes a Shareholder's representative, executor or legal guardian as necessary.

      "transfer" is any sale, exchange or other disposition or encumbrance of a Shareholder's Shares, whether absolute or as security, whether for a valuable consideration or as a gift, whether voluntary or involuntary, except that a "transfer" shall not be deemed to include a transfer of a Shareholder's shares to a living trust of which Shareholder serves as the sole trustee or a transfer pursuant to the Shareholder's last will and testament, provided that the transferee shall execute a copy of this Agreement as a condition precedent to the transfer of any Share on the books of the Corporation and to recognition as a shareholder for any purpose.

      2. Restrictions on Transfer by Shareholder.

      Except with the prior written consent of sixty percent (60%) in interest of the Shares of the other Shareholders or in connection with a transaction contemplated by paragraph 1 or paragraph 4 of this Agreement, a Shareholder shall not transfer any of his Shares. Each of the certificates representing the Shares shall contain the following legends:


ON THE FACE OF
THE CERTIFICATE:  THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS NOTED ON
                  THE REVERSE SIDE HEREOF.

ON THE BACK OF
THE CERTIFICATE:  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
                  CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AGREEMENTS CONTAINED IN A CERTAIN SHAREHOLDER AGREEMENT, DATED
                    , 1995, BY AND BETWEEN CERTAIN SHAREHOLDERS OF THE ISSUER.

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      3. Redemption Upon Death.  Upon the death of a Shareholder, the other
Shareholders may, subject to the provisions of this paragraph 3, purchase the Shares of that Shareholder. Such election shall be in writing within thirty
(30) days of the date of death, and specify the number of shares to be purchased. If the purchase election is exercised, the purchase shall be in such proportions as the Shareholders (excluding the Shareholder whose shares are being purchased ("Selling Shareholders")) shall agree upon jointly in writing, or in the event that they fail to agree, then such purchase shall be proportionate to the relative number of Shares in the Corporation held by each Shareholder electing to participate in the purchase. The purchase price shall be determined and payable as provided in paragraph 4.

      4. Purchase Price. If a purchase price cannot be agreed upon by the purchasing Shareholders and the Selling Shareholder within thirty (30) days of the date of death, Selwyn Isakow or in the event Selwyn Isakow is no longer a Shareholder or is considered the Selling Shareholder, a majority in number of the purchasing Shareholders shall select an appraiser experienced in the appraisal of companies which are engaged in the business of the Corporation to appraise the Corporation as of the date of death. The appraisal shall be the higher value of the Corporation (i) as a going concern, or (ii) on a liquidation basis. The purchase price for the Shares to be purchased shall be the pro rata portion of the value of the Corporation. The purchase price shall be payable against receipt of the certificates representing the Shares, duly endorsed for transfer not later than one hundred eighty (180) days subsequent to death, as follows: (1) the lesser of twenty percent (20%) of the purchase price or the original cost basis of the Shares shall be paid in cash, and (2) the remaining unpaid balance, if any, by delivery of each purchasing Shareholder's promissory note. The promissory note shall (i) be unsecured,
(ii) have a five-year term providing for annual payments of principal equal to 20% of the face amount, (iii) bear interest, payable quarterly, at the variable interest rate announced from time to time by NBD Bank as its prime rate, (iv) permit pre-payment in whole or in part, without penalty, at any time, (v) be non-negotiable, and (vi) entitle the holder to declare the unpaid principal amount and all interest accrued thereon immediately due and payable, after customary notice and grace periods, upon the failure to pay any installment when due.

      5. Majority's Ability to Sell Corporation.

         (A) All of the Shareholders agree to execute and deliver to Selwyn Isakow an irrevocable proxy in the form of attachment "A". Except as specifically provided in paragraph 5(B), Selwyn Isakow may vote such proxies as he and he alone determines appropriate and shall not be liable to any Shareholder in connection with any matter with respect to which he votes the Shares pursuant to such proxies.

         (B) If the holders of the Shares having a majority in interest of the Shares determine that it is in the best interests of all of the Shareholders, taken as a whole, to sell all or substantially all of the assets of the Corporation or to cause the Corporation to merge or consolidate with or into another corporation (the "Transaction"), Selwyn Isakow shall exercise the proxies

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              provided to him pursuant to paragraph 5(A) consistent with the decision of a majority in interest of the Shares, provided, however, such holders notify him in writing at least one (1) business day prior to the date on which he is to vote or execute a consent with respect to a Transaction, otherwise he shall be entitled to vote such Shares as he and he alone determines appropriate, as provided in subparagraph (A).

      6. Miscellaneous. This Agreement shall be binding upon the parties and their successors and assigns and may be specifically enforced. This Agreement shall be governed by Michigan law. Each stock certificate representing Shares shall bear an appropriate legend referring to this Agreement. If there exist the requisite consents to a transfer, the transferees shall execute a copy of this Agreement as a condition precedent to the registration of his ownership of Shares on the books of the Corporation and to it recognition as a shareholder for any purpose.

      7. Notices. All notices or communications permitted or required hereunder shall be given by express mail, certified mail or by personal service, with all postage or fees prepaid addressed to the applicable party as follows:

      For each of:

        John Colaianne, Lawrence R. Garon, Jay J. Hansen, Hilsel Investment Company Limited Partnership, Lawrence S. Lax, Steve Lord, Anton Rizzardi, Robert H. Orley, Gregg L. Orley, and Thomas L. Saeli:

        The Oxford Investment Group, Inc.
        2000 N. Woodward Avenue, Ste. 130
        Bloomfield Hills, Michigan  48304

        David T. Provost
        The Bank of Bloomfield Hills
        505 N. Woodward Avenue, Ste. 1300
        Bloomfield Hills, Michigan  48304

        Robert Burch
        The Bank of Bloomfield Hills
        505 N. Woodward Avenue, Ste. 1300
        Bloomfield Hills, Michigan  48304

        Donald Holton
        319 Neapolitan Way
        Naples, Florida 33940

        Rex E. Schlaybaugh, Jr.

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        Dykema Gossett PLLC
        1577 North Woodward Ave., Suite 300
        Bloomfield Hills, MI 48304-2820

      8. Additional Capital Contributions. The Shareholders understand that additional paid in capital may be necessary for the Corporation's business. If the Board of Directors determines to issue additional capital stock, warrants, options or convertible securities, the Shareholders agree among themselves to exercise the opportunity to purchase such additional securities in proportion to their ownership interest existing at that time. Securities not purchased by any Shareholder shall be offered to the other Shareholders in proportion to their relative ownership interests not taking into account the interest of the Shareholder who refused to purchase additional securities.

      9. Complete Agreement. This Agreement contains the entire understanding of the parties with respect to transactions contemplated by this Agreement. No representations, inducement, agreement, amendment, promise or understanding will have any force or effect unless the same is in writing and validly executed by the parties hereto.

Effective:               , 1995
          ---------------


                                -----------------
                                Robert Burch



                                -----------------

                                John Colaianne



                                -----------------

                                Lawrence R. Garon



                                -----------------

                                Jay J. Hansen


                                Hilsel Investment Company
                                 Limited Partnership



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                         By:  Tridec Management, Inc.,
                                 General Partner

                         By:
                              ------------------------
                              Selwyn Isakow, President



                              ------------------------

                              Donald Holton


                              ------------------------
                              Lawrence S. Lax



                              ------------------------
                              Steve Lord



                              ------------------------
                              Robert H. Orley



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                              ------------------------
                              Gregg L. Orley



                              ------------------------
                              David T. Provost



                              ------------------------
                              Anton Rizzardi




                              ------------------------
                              Thomas L. Salei



                              ------------------------
                              Rex E. Schlaybaugh, Jr.






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                                  EXHIBIT A


                               IRREVOCABLE PROXY


     I appoint Selwyn Isakow, my proxy, to vote all of my shares of common stock of BMG-MI, Inc. that are entitled to vote at any meeting of the Shareholders of BMG-MI, Inc. This proxy concerns all matters that may properly come before any such meeting, and any adjournment thereof.



Date:               , 1995
     ---------------                ----------------------



Certificate No.__
Number of Shares __






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